EXHIBIT 19

Alpha Teknova, Inc.

Insider Trading Policy

Section 1.
All Employees, Officers, Directors, and their Family Members and Affiliates Are Subject to this Policy. This Insider Trading Policy (this “Policy”) applies to all employees, directors, officers, and consultants of Alpha Teknova, Inc., a Delaware corporation (“Teknova” or the “Company”), their family members, and entities over which such individuals have or share voting or investment control. This Policy also applies to any other person who receives material nonpublic information from any Teknova insider or is otherwise designated as being subject to this Policy by the Compliance Officer (as defined in Section 13 of this Policy). For purposes of this Policy, “family members” include people who live with you, or are financially dependent on you, and also include those people whose transactions in securities are directed by you or are subject to your influence or control.

This Policy continues to apply to you following termination of your employment or other relationship with Teknova until after the second trading day that any material nonpublic information in your possession has become public or is no longer material. Each employee, officer, consultant, and director is personally responsible for the actions of their family members and other persons with whom they have a relationship who are subject to this Policy, including any required trading pre-clearances.

As used in this Policy, the term “trading day” means a day on which The Nasdaq Stock Market LLC or the primary quotation system or national securities exchange on which the Company’s common stock is then traded or listed, is open for trading. As used in this Policy, the term “business day” means a day on which the Securities and Exchange Commission’s EDGAR system will receive and accept filings.

Section 2.
Trading in Teknova Securities While in Possession of Material Nonpublic Information Is Prohibited. The purchase or sale of securities by any person who possesses material nonpublic information is a violation of U.S. federal and state securities laws. It is important to avoid the appearance, as well as the fact, of trading based on material nonpublic information.

No person subject to this Policy who is in possession of material nonpublic information relating to Teknova may, directly or indirectly (through family members, other people, entities, or otherwise) buy, sell, or otherwise trade in the securities of Teknova, or advise anyone else to do so, other than pursuant to a trading plan that complies with Rule 10b5-1 promulgated by the Securities and Exchange Commission (“SEC”) and is implemented in accordance with Section 9 of this Policy or if specifically exempted in Section 10(B) of this Policy, or otherwise engage in any action to take personal advantage of that material nonpublic information. For purposes of this Policy, the term “trade” means any transaction in Teknova securities, including gifts and pledges.

Each person subject to this Policy may, from time to time, have to forgo a proposed transaction even if that person planned to make the transaction before learning material nonpublic information and even though they may suffer economic loss or forgo anticipated profit as a result.

Section 3.
Trading in Other Public Companies’ Securities While in Possession of Material Nonpublic Information Is Prohibited. No person subject to this Policy who possesses material nonpublic information relating to other publicly traded companies, including our vendors, customers, and other, as a result of that person’s employment with Teknova or the performance of services on our behalf, may, directly or indirectly (through family members, other people, entities, or otherwise), buy or sell securities of such companies, or advise anyone else to do so, or otherwise engage in any action to take personal advantage of that material nonpublic information.
Section 4.
Certain Types of Transactions Are Prohibited.
A.
Short Sales. Short sales of Teknova securities are prohibited, because short sales evidence the seller’s expectation that Teknova securities will decline in value, signal to the market that the seller has no confidence in the Company or its short-term prospects, and may reduce the seller’s incentive to improve Teknova’s performance. In addition, Section 16(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prohibits executive officers and directors from engaging in short sales.
B.
Publicly Traded Options. Transactions in puts, calls, or other derivative securities involving Teknova stock are prohibited, as any such transaction is, in effect, a bet on the short-term movement of the Company’s stock, creates the appearance of trading based on inside information, and may focus attention on short-term performance at the expense of Teknova’s long-term objectives.
C.
Hedging Transactions. Hedging or monetization transactions (including but not limited to zero-cost collars, prepaid variable forwards, equity swaps, puts, calls, collars, forwards, and other derivative instruments) are prohibited, as such transactions allow you to continue to own Teknova securities without the full risks and rewards of ownership and, as a result, you may not have the same objectives as other stockholders.
D.
Margin Accounts and Pledges. Directors, officers, and other employees are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan, as such securities may be traded without your consent (for failing to meet a margin call or if you default on the loan) at a time when you possess material nonpublic information or otherwise are not permitted to trade.
E.
Short-Term Trading. Executive officers and directors who purchase Teknova securities in the open market may not sell any Teknova securities of the same class during the six (6) months following the purchase (or vice versa), as short-term trading of the Company’s securities may be distracting and may unduly focus the person on short-term stock market performance, instead of Teknova’s long-term business objectives, and may result in the disgorgement of any resulting “short-swing” profits.

Section 5.
Sharing Material Nonpublic Information Is Prohibited. No person subject to this Policy who possesses material nonpublic information relating to Teknova or any other publicly traded companies may, directly or indirectly (through family members, other persons, entities, or otherwise), pass that information on to others outside the Company, including friends, family, or other acquaintances (referred to as “tipping”), until such information has been disseminated to the public. You must treat material nonpublic information about our business partners with the same care required with respect to such information related directly to Teknova.

Tipping includes passing information under circumstances that could suggest that you were trying to help another profit or avoid a loss. Exercise care when speaking with others who do not “need to know,” even if they are subject to this Policy, as well as when communicating with family, friends, and others not associated with Teknova. To avoid the appearance of impropriety, refrain from discussing our business or prospects or making recommendations about buying or selling our securities or the securities of other companies with which we have a relationship. Inquiries about Teknova should be directed to our Corporate Communications, Investor Relations, or Legal teams.

Section 6.
Recommendations Regarding Trading in Company Securities Are Prohibited. No person subject to this Policy may make recommendations or express opinions on trading in Teknova securities while in possession of material nonpublic information, except to advise others not to trade in Teknova securities if doing so might violate the law or this Policy.
Section 7.
Only Designated Company Spokespersons Are Authorized to Disclose Material Nonpublic Information. U.S. federal securities laws prohibit the Company from selectively disclosing material nonpublic information. Teknova has established procedures for releasing material information in a manner designed to achieve broad dissemination of the information immediately upon its release. Employees may not, therefore, disclose material nonpublic information to anyone outside the Company, including family members and friends, other than in accordance with those established procedures. Any inquiries about the Company should be directed to our Corporate Communications and Investor Relations teams. Additionally, the Legal team is responsible for handling legal matters that may involve certain disclosures.
Section 8.
Employees Must Follow Company Guidelines Pertaining to Electronic Communications. Employees must follow Teknova’s Disclosure and Regulation FD Policy before participating in any Internet electronic communication forums concerning the Company.
Section 9.
Rule 10b5-1 Trading Plans. Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) provides an affirmative defense from insider trading liability under the federal securities laws for trading plans that meet certain requirements. It does not prevent someone from bringing a lawsuit. This Policy permits individuals to adopt Rule 10b5-1 trading plans with brokers that outline a pre-set plan for transacting in the Company’s securities, including the exercise of equity awards.

As required by Rule 10b5-1, a director, officer, or other employee of the Company may implement, amend, or terminate a trading plan under Rule 10b5-1 only when he or she is not in possession of material nonpublic information and provided that such individual and trading plan comply with the provisions set out in Appendix I attached hereto.

Any director, officer, or other employee of the Company who wishes to implement a trading plan under Rule 10b5-1 must first pre-clear the plan with the Compliance Officer at least five (5) full trading days prior to the entry into the plan, and must also pre-clear with the Compliance Officer any amendment to such plan and any termination of a plan in advance of its expiration date. The Company reserves the right to withhold authorization of any trading plan under Rule 10b5-1 that the Compliance Officer determines, in his or her sole discretion: (i) fails to comply with such rule; (ii) exposes the Company or the director, officer, or other employee to liability under any other applicable state or federal rule, regulation, or law; (iii) creates any appearance of impropriety; (iv) fails to meet the guidelines established by the Company, including the guidelines set forth on Appendix I; or (v) otherwise fails to satisfy review by the Compliance Officer for any reason.

Other than as set forth above, no pre-approval of transactions conducted pursuant to a trading plan under Rule 10b5-1 will be required. The terms of any Rule 10b5-1 trading plan adopted by Section 16 Insiders (as defined below) must be publicly disclosed by the Company in accordance with Item 408 of Regulation S-K promulgated by the SEC. In addition, all Section 16 Insiders must immediately report the results of transactions effectuated under a trading plan to the Compliance Officer since they will be reportable on Form 4 within two (2) business days following the execution of the trade, subject to an extension of not more than two (2) additional business days where the Section 16 Insider is not immediately aware of the execution of the trade. Notwithstanding the foregoing, any transactions by the Compliance Officer, or a delegee of the Compliance Officer under this Policy, shall be subject to pre-clearance by the Company’s Chief Financial Officer.

Establishing a trading plan under Rule 10b5-1 does not exempt transactions from the short-swing profit provisions of Section 4.E. of this Policy or Section 16 of the Exchange Act.

Section 10.
Other Transactions in Company Securities.
A.
General Rule. This Policy applies to all transactions in Teknova securities, including any securities the Company may issue from time to time, such as preferred stock, warrants, and convertible debentures, as well as to derivative securities relating to the Company’s stock, whether or not issued by Teknova, such as exchange-traded options.
B.
Employee Benefit Plans.
1.
Equity Incentive Plans. For purposes of this Policy, the Company considers the exercise of equity awards under the Company’s equity incentive plans, including any net exercise of an equity award pursuant to which you have elected to have the Company withhold cash or shares of stock to satisfy tax withholding requirements or the exercise price of the equity award, to be exempt from this Policy. This Policy does apply, however, to any sale of stock as part of a broker-assisted “cashless” exercise of an equity award, any market sale for the purpose of generating the cash needed to pay the exercise price of an equity award, and any other sale of the underlying stock received upon exercise of any equity award.

2.
Restricted Stock Awards; Restricted Stock Unit Awards. This Policy does not apply to the vesting of restricted stock or restricted stock units, or the exercise of a tax withholding right pursuant to which an individual elects to have the Company withhold cash or shares of stock to satisfy tax withholding requirements upon the vesting of any restricted stock or restricted stock units. The Policy does apply, however, to any market sale of stock or restricted stock.
3.
Employee Stock Purchase Plans. The trading restrictions set forth in this Policy do not apply to purchases of Company securities pursuant to the employee’s advance instructions under employee stock purchase plans or employee benefit plans (e.g., a pension or 401(k) plan). However, no alteration to instructions regarding the level of withholding or the purchase of Company securities in such plans is permitted while such an employee is in possession of material nonpublic information. Any sale of securities acquired under such plans remains subject to the prohibitions and restrictions of this Policy.
Section 11.
Directors, Officers, and Certain Named Employees Are Subject to Additional Restrictions.
A.
Section 16 Insiders. The Company’s directors and officers (“Section 16 Insiders”) are subject to the reporting provisions and trading restrictions of Section 16 of the Exchange Act and the corresponding rules and regulations promulgated by the SEC.
B.
Insider Employees. Teknova has designated the people with the roles/titles listed on Exhibit A as employees who have frequent access to material nonpublic information concerning the Company (“Insider Employees”). The Company will amend Exhibit A from time to time as necessary.
C.
Additional Restrictions. Because Section 16 Insiders and Insider Employees regularly possess material nonpublic information about the Company, and because of the reporting requirements to which Section 16 Insiders are subject under Section 16 of the Exchange Act, Section 16 Insiders and Insider Employees are subject to the additional restrictions set forth in Appendix II hereto. For purposes of this Policy, Section 16 Insiders and Insider Employees are each referred to as “Insiders.”
Section 12.
Policy Violations Must Be Reported. Any person who violates this Policy, the Company’s Disclosure and Regulation FD Policy, or any federal or state laws governing insider trading, or who knows of any such violation by any other person, must report the violation immediately to the Compliance Officer. Upon learning of any such violation, the Compliance Officer will determine whether the Company should release any material nonpublic information or whether the Company should report the violation to the SEC or other appropriate governmental authority.
Section 13.
Insider Trading Compliance Officers. Unless the Board of Directors provides otherwise, the Company’s General Counsel and Chief Compliance Officer shall act as the Company’s initial Insider Trading Compliance Officer (“Compliance Officer”); provided, however, that if the General Counsel and Chief Compliance Officer is a party to a proposed trade, transaction, or inquiry relating to this Policy, the Company’s Chief Financial Officer shall act as the Compliance Officer with respect to such proposed trade, transaction, or inquiry. The Compliance Officer may delegate their authority to act as the Compliance Officer as they deem necessary or appropriate in their discretion. The duties of the Compliance Officer and his/her delegees may include the following:
•
Administering, monitoring, and enforcing compliance with the Policy.
•
Responding to all inquiries relating to this Policy and its procedures.
•
Designating and announcing special trading blackout periods during which no Insiders may trade in Company securities.
•
Providing copies of this Policy and other appropriate materials to all current and new directors, officers, and employees, and to such other persons as the Compliance Officer determines have access to material nonpublic information concerning the Company.
•
Administering, monitoring, and enforcing compliance with federal and state insider trading laws and regulations.
•
Assisting in the preparation and filing of all required SEC reports relating to trading in Company securities, including, without limitation, Forms 3, 4, 5, and 144 and Schedules 13D and 13G.
•
Maintaining as Company records originals or copies of all documents required by the provisions of this Policy or the procedures set forth herein, and copies of all required SEC reports relating to insider trading, including, without limitation, Forms 3, 4, 5, and 144 and Schedules 13D and 13G.
•
Revising the Policy as necessary to reflect changes in federal or state insider trading laws and regulations.
•
Maintaining the accuracy of the list of roles/titles as set forth on Exhibit A and updating that list periodically as necessary to reflect additions or deletions.

The Compliance Officer may designate one or more individuals who may perform the Compliance Officer’s duties under this Policy in the event that a Compliance Officer is unable or unavailable to perform such duties.

Section 14.
Definition of “Material Nonpublic Information.”
A.
“Material.” Information about the Company is “material” if it would be expected to affect the investment or voting decisions of a reasonable stockholder or investor, or if the disclosure of the information would be expected to significantly alter the total mix of the information in the marketplace about Teknova. In simple terms, material information is any type of information that could reasonably be expected to affect the market price of Teknova securities or an investor’s decision to buy or sell Teknova securities. Both positive and negative information may be material. While it is not possible to identify all information that could be deemed material, information about or constituting the following ordinarily would be considered material:

•
Financial performance, including operating results and changes in performance or liquidity.
•
Projections of future earnings or losses, or other earnings guidance, and any changes to previously announced earnings guidance.
•
Company projections and strategic plans.
•
New major contracts, suppliers, or finance sources or the loss thereof.
•
Development or release of a significant new product or service.
•
Significant pricing or cost changes.
•
Potential mergers or acquisitions, the sale of Company assets or subsidiaries, or major partnering agreements.
•
Changes in senior management or the Board of Directors.
•
Stock splits, public or private securities/debt offerings, or changes in Company dividend policies or amounts.
•
Actual or threatened major litigation, or the resolution of such litigation.
•
A significant cybersecurity incident.
•
The imposition of an event-specific restriction on trading in Company securities or the securities of another company, or the extension or termination of such a restriction.
B.
“Nonpublic.” Material information is “nonpublic” if it has not been widely disseminated to the general public through a report filed with the SEC or through major newswire services, national news services, or financial news services. For purposes of this Policy, information will be considered public after the close of trading on the second full trading day following the Company’s widespread public release of the information.
C.
Consult Compliance Officer When in Doubt. Any employees who are unsure whether the information that they possess is material or nonpublic must consult the Compliance Officer for guidance before trading in any Company securities.
Section 15.
Teknova May Suspend All Trading Activities by Employees. In order to protect both employees and the Company from any potential liability, from time-to-time Teknova may impose a “blackout” period during which some or all employees may not buy or sell Teknova securities. The Compliance Officer will impose such a blackout period if, in his or her judgment, there exists nonpublic information that would make trades by Teknova employees (or certain employees) inappropriate in light of the risk that such trades could be viewed as violating applicable securities laws. If you are made aware of such a blackout period, do not disclose its existence to anyone.
Section 16.
Violations of Insider Trading Laws or This Policy Can Result in Severe Consequences.

A.
Civil and Criminal Penalties. The consequences of prohibited insider trading or tipping can be severe. Anyone violating insider trading or tipping rules may be required to disgorge profit made or loss avoided, pay civil penalties up to three times the profit made or loss avoided, and face private action for damages, as well as be subject to criminal penalties, including prison and fines. The Company and/or the supervisors of the person violating the rules may also be required to pay major civil or criminal penalties.
B.
Company Discipline. Violation of this Policy or federal or state insider trading laws by any director, officer, or employee may subject the director to removal proceedings and the officer or employee to disciplinary action by the Company, including termination for cause.
Section 17.
This Policy Is Subject to Revision. Teknova may change the terms of this Policy from time to time to respond to developments in law and practice, and will take steps to inform all affected persons of any material changes.
Section 18.
Every Person Subject to this Policy Must Acknowledge Their Agreement to Comply with It. This Policy will be available on the Company’s internal website, delivered to all persons subject to this Policy upon adoption, and to all new other persons at the start of their employment or other relationship with the Company. Upon first receiving a copy of the Policy or any revised versions, each such person must certify their understanding of, and intent to comply with, this Policy either by executing the certification form attached hereto as Exhibit B and returning it to the Compliance Officer or by completing an electronic certification, at the Company’s election (in either case, a “Certification”). By issuing a Certification, each director, officer, and employee indicates that he or she received, read, understands, and agrees to comply with this Policy. This Certification will constitute consent for Teknova to impose sanctions for violation of this Policy and to issue any necessary stop-transfer orders to the Company’s transfer agent to enforce compliance with this Policy. The Certification must take place within ten (10) business days of your receipt of this Policy and otherwise as may be required by the Company.

Last Amended: December 17, 2025

APPENDIX I

RULE 10B5-1 PLAN GUIDELINES

Any officer, director, or other employee of the Company (a “participant”) adopting a trading plan (a “Plan”) under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each such Plan, must meet the following requirements.

1.
The Plan is a written plan or binding agreement entered into with a national brokerage firm or other financial professional reasonably acceptable to the Company.
2.
The Plan must clearly state that both the Plan participant and the brokerage firm intend that all transactions will comply with Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”).
3.
The Plan must include a representation by the participant to the Company at the time of adoption or modification of the Plan that (a) the participant is not aware of material nonpublic information about the Company or the Company’s securities, and (b) the participant is adopting the Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act.
4.
The participant is solely responsible for determining the Plan’s compliance with Rule 10b5-1 and other applicable laws and regulations. Pre-clearance of the Plan by the Company should not be characterized or understood to signify consent, approval, or a legal opinion as to the Plan’s effectiveness or the participant’s compliance with Rule 10b5-1. None of the Company, the Compliance Officer, nor any of the Company’s officers, employees, or other representatives shall be deemed, solely by their authorization of a Plan on behalf of the Company, to have assumed any liability or responsibility to the participant or any other party if such Plan fails to comply with Rule 10b5-1.
5.
Each Plan must (a) specify the amount of securities to be purchased or sold and the price at which and the date on which the securities are to be purchased or sold, or (b) include a written formula or algorithm, or computer program, for determining the amount of securities to be purchased or sold and the price at which and the date on which the securities are to be purchased or sold. In any case, any Plan must prohibit the participant and any other person who possesses material nonpublic information from exercising any subsequent influence over how, when, or whether to effectuate purchases or sales.
6.
The Plan is adopted while the Company is not in a Blackout Period.
7.
For Plan participants who are officers and directors, no transaction may take place under the Plan until the later of the commencement of: (a) the 91st day after its adoption or modification (as specified in Rule 10b5-1), and (b) the earlier of (i) the third business day following the disclosure of the Company’s financial results in a Form 10-Q or Form 10-K for the fiscal quarter (the Company’s fourth fiscal quarter in the case of a Form 10-K) in which the Plan was adopted or modified (as specified in Rule 10b5-1), and (ii) the 121st day after adoption or modification of the Plan.
8.
For Plan participants other than officers and directors, no transaction may take place under the Plan until 30 days following the adoption or modification (as specified in Rule 10b5‑1) of the Plan.

9.
Subject to certain limited exceptions specified in Rule 10b5-1, Plan participants may not have more than one Plan outstanding at the same time.
10.
The Plan participant is not at the time of entering into the Plan, and will not during the term of the Plan become, a party to a corresponding or hedging transaction involving Company securities.
11.
The Plan participant will cooperate with the Company’s decisions regarding public disclosure of the Plan. If the Plan participant is a director or officer, the Plan participant (a) acknowledges that the Company and such director or officer must make certain disclosures in SEC filings concerning the Plan, and (b) must promptly provide any information requested by the Company regarding the Plan (including any amendment or termination thereof) for the purpose of providing the required disclosures or any other disclosures that the Company deems to be required or appropriate under the circumstances.
12.
Although modifications to the Plan are not prohibited, the Plan should be adopted with the intention that it will not be amended, modified, or terminated prior to its expiration.
13.
The Plan provides for multiple transactions (as opposed to a single transaction); provided that Plan participants may, subject to certain limited exceptions specified in Rule 10b5-1, adopt one Plan that provides for a single transaction in any consecutive 12-month period.
14.
The Plan provides for same-day confirmation (by email) by the financial institution to one or more individuals specified by the Company of each transaction made under the Plan, and of any proposed modification, amendment, or termination of the Plan.
15.
Each Plan must provide appropriate mechanisms to ensure that, if required, the participant complies with all rules and regulations, including Rule 144, Rule 701, and Section 16(b), applicable to securities transactions under the Plan by the participant.
16.
Each Plan must provide for the suspension of all transactions under such Plan in the event that the Company, in its sole discretion, deems such suspension necessary and advisable, including suspensions necessary to comply with trading restrictions imposed in connection with any lock-up agreement required in connection with a securities issuance transaction or other similar events.

APPENDIX II

SPECIAL RESTRICTIONS ON TRANSACTIONS IN COMPANY SECURITIES
BY INSIDERS

To minimize the risk of apparent or actual violations of the rules governing insider trading, the Company has adopted these special restrictions relating to transactions in our securities by Insiders. Insiders are responsible for ensuring compliance with this Appendix II, including restrictions on all trading during certain periods, by family members and members of their households, and by entities over which they exercise voting or investment control. Insiders should provide each of these people or entities with a copy of this Policy.

Section 1.
Trading Window. Any trade by an Insider that is subject to this Policy will be permitted only during an open “trading window.” Even when the window is open, all Company personnel are prohibited from trading in Teknova securities while in possession of material nonpublic information. The trading window generally opens following the close of trading on the second full trading day following the public issuance of the Company’s earnings release for the most recent fiscal quarter and closes at the close of trading on the 16th day of the last month of a fiscal quarter. In addition to when the trading window is scheduled to be closed, the Company may impose a special blackout period at its discretion due to the existence of material nonpublic information. The Compliance Officer may advise Insiders when the trading window opens and closes; provided that, in any event, Insiders are charged with the knowledge of and compliance with this Policy.
Section 2.
Trade Pre-Clearance Required. As part of this Policy, all purchases and sales of equity securities of the Company by Insiders, other than transactions that are not subject to the Policy or transactions pursuant to a trading plan that complies with Rule 10b5-1 and is implemented in accordance with Section 9 of this Policy, must be pre-cleared by the Compliance Officer. This requirement is intended to prevent inadvertent Policy violations, avoid trades involving the appearance of improper insider trading, facilitate timely Form 4 reporting by Section 16 Insiders, and avoid transactions that are subject to disgorgement under Section 16(b) of the Exchange Act.

To facilitate the process, the Company has prepared a Pre-Clearance Request Form, attached hereto as Exhibit C, to be completed and provided to the Compliance Officer. Requests for pre-clearance must be submitted via email to the Compliance Officer at least two (2) trading days in advance of each Proposed Transaction Date. If the Insider does not receive a response from a Compliance Officer within twenty-four (24) hours, the Insider must follow up to ensure that the message was received. No transaction may be effectuated until the requesting Insider has received the approved Pre-Clearance Request Form, even if two (2) trading days have passed since the Pre-Clearance Request Form was submitted to the Compliance Officer. If, upon requesting pre-clearance or otherwise, an Insider is advised that Company securities may not be traded or transferred, such Insider may not buy, sell, or otherwise trade or transfer any Company securities under any circumstance, and may not inform anyone of such restriction. This trading and transfer restriction will apply until the Insider receives a subsequent pre-clearance to trade or transfer his or her Company securities.

Once the proposed transaction is pre-cleared, the Insider may proceed with it on the approved terms, provided that the Insider complies with all other securities law requirements, such as Rule 144 and prohibitions regarding trading on the basis of inside information, and with any special trading blackout imposed by the Company prior to the completion of the trade.

Transactions effectuated pursuant to a Rule 10b5-1 trading plan implemented in accordance with Section 9 of this Policy will not require further pre-clearance at the time of each such transaction.

Neither the Company nor the Compliance Officer (a) will have any liability for any delay in reviewing, or refusal of, a Pre-Clearance Request Form or a pre-clearance request or (b) assumes any liability for the legality or consequences of any transaction that is the subject of a pre-clearance request to the party requesting such pre-clearance.

Section 3.
Hardship Exemptions. The Compliance Officer may, on a case-by-case basis, authorize a transaction in Teknova securities outside of the trading window (but in no event during a special blackout period) due to financial or other hardship. Any request for a hardship exemption must be in writing and must describe the amount and nature of the proposed transaction and the circumstances of the hardship. The Insider requesting the hardship exemption must also certify to the Compliance Officer within two (2) business days prior to the date of the proposed trade that the Insider is not in possession of material nonpublic information concerning Teknova. The existence of the foregoing procedure does not in any way obligate the Compliance Officer to approve any hardship exemption requested by an Insider.
Section 4.
Brokers. All Insiders must ensure that their broker does not execute any transaction for the Insider (other than under a previously authorized Rule 10b5-1 trading plan) until the broker has verified with the Compliance Officer that the transaction has been pre-cleared.
Section 5.
Reporting of Transactions Required. To facilitate timely reporting under Section 16 of the Exchange Act, Section 16 Insiders are required to on the same day as the trade date, or, with respect to transactions effected pursuant to a Rule 10b5-1 trading plan, on the day the Insider is advised of the terms of the transaction, (a) report the details of each transaction to the Compliance Officer and (b) arrange with people whose trades must be reported by the Insider under Section 16 (such as immediate family members living in the Insider’s household) to immediately report directly to the Company and to the Insider the following transaction details:
•
Transaction date (trade date),
•
Number of shares involved,
•
Price per share at which the transaction was executed (before addition or deduction of brokerage commission and other transaction fees),
•
For stock option exercises, the specific option exercised,
•
Contact information for the broker who executed the transaction, and
•
Specific representation that the Insider is not in possession of material nonpublic information.

The transaction details must be reported to the Compliance Officer, with copies to Teknova personnel who will assist the Section 16 Insider in preparing their Form 4.

Section 6.
Oversight by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors will be responsible for monitoring and recommending any modification to this Policy, if necessary or advisable, to the Board of Directors. The Committee will also review, at least annually, those individuals who are deemed to be executive officers for purposes of Section 16 and will recommend any changes regarding such status to the Board of Directors.
Section 7.
Named Employees Considered Insiders. The Committee will review, at least annually, those individuals deemed to be “Insiders” for purposes of this Appendix II. Insiders shall include people subject to Section 16 and such other people as the Committee deems to be Insiders. Generally, Insiders shall be any person who by function of their employment is consistently in possession of material nonpublic information or performs a role, such as head of a division or business unit, that is material to the Company as a whole.

EXHIBIT A

INSIDER EMPLOYEES

(as of December 17, 2025)

The following executive officers of the Company:

•
President & Chief Executive Officer
•
Chief Financial Officer
•
General Counsel & Chief Compliance Officer
•
Chief People Officer (as applicable)
•
Chief Commercial Officer (as applicable)

The following Vice Presidents and more senior employees of the Company:

•
SVP Marketing
•
VP Operations
•
VP Quality & Regulatory
•
VP Information Systems & Architecture
•
VP Sales

The following employees of the Company in the Finance Department who are involved in financial reporting or financial analysis/budgeting and business intelligence functions:

•
Controller & Treasurer
•
All General Ledger Accountants, including Accounting Managers / Assoc. Directors / Directors
•
Senior Director / Director FP&A
•
Director SEC Reporting & Technical Accounting

All employees in the Company’s Legal Department / OGC (other than EH&S associates).

The following administrative assistants to Executive Officers and Vice Presidents or more senior employees of the Company:

•
Executive Assistant

The following information technology department employees who have access to sensitive Company files or systems, including those used by employees in the Finance or Legal departments or by senior executives:

•
Director IT Systems
•
IT Project Manager
•
Business Intelligence Manager
•
Senior Business Intelligence Developer
•
Software Developer, Business Intelligence

A-1

The following key employees who are involved in quarterly Sales & Operations planning:

•
Senior Manager, Commercial Operations
•
Commercial Operations Specialist
•
Director Customer Relations
•
Senior Account Executive
•
Manager, Business Development (Business Development Manager)
•
Scheduling & Materials Manager
•
Senior Commercial Operations Specialist

The following key employees in the Company’s People (human resources) organization:

•
Compensation and Benefits Manager

The Director of Research & Development (as applicable)

A-2

EXHIBIT B

ALPHA TEKNOVA, INC.

INSIDER TRADING POLICY CERTIFICATION

I have received and read, and I understand, the Insider Trading Policy (the “Policy”) of Alpha Teknova, Inc. (the “Company”). I understand the standards and policies contained in the Policy and understand that there may be additional policies or laws specific to me depending on my role with the Company.

I further agree, as a condition of my employment (or continued employment) with the Company or appointment (or future nomination for election) to the Board of Directors of the Company, to comply with the Policy.

I further understand that I should contact the Compliance Officer if I have any questions about the Policy generally. I understand that the Policy sets forth, in its Section 12, specific ways to report an actual or potential violation of the Policy, or of any rule, law, regulation, or other Company policy. I agree that I will ask the Compliance Officer if I have any questions about how to make such reports, or about any potential conflict of interest. This signed “Insider Trading Policy Certification” page must be returned to the Compliance Officer, who is also the Company’s General Counsel and Chief Compliance Officer, within ten (10) business days of my receipt of the Policy and otherwise as may be required by the Company.

_______________________________________

[SIGNATURE]

_______________________________________

[PRINT NAME]

_______________________________________

[DATE]

B-1

EXHIBIT C

PRE-CLEARANCE REQUEST FORM

To: Alpha Teknova, Inc. (the “Company”)

Insider Trading Compliance Officer (the “Compliance Officer”)

From: _________________________ (telephone: _________________)

Re: Proposed Transaction in the Company’s Securities

This is to advise you that the undersigned intends to execute a transaction in the Company’s securities (the “Transaction”) on or before the Transaction Deadline (as defined below) and hereby requests that the Company pre-clear the proposed Transaction, as required by the Company’s Insider Trading Policy (the “Policy”).

The terms of the proposed Transaction are as follows (the following table and the “Short-Swing Trading List” set forth below to be completed by the Company insider requesting pre-clearance):

Nature of Transaction (check one)	☐ Purchase ☐ Sale ☐ Gift ☐ Other (please specify): ________________________________________
Maximum Number or $ Value of Shares of Common Stock, Units or Rights	Up to _______________________
Price Limit(s)	If Purchase: at or below $_________ per share/unit/right
If Sale: at or above $_________ per share/unit/right

Public or Private Transaction (check one)	☐ Public ☐ Private
Provided List of All Transactions in Company Securities in Prior 6-Month Period (see the “Short-Swing Trading List” set forth below)	☐

Proposed Transaction Date	___________________

“Short-Swing” Trading List

A list of all transactions in securities of the Company beneficially owned by the undersigned in the prior 6-month period is set forth below. This includes, without limitation, stock purchases, stock sales, option exercises (including broker-assisted cashless exercises), and 401(k) transactions. The undersigned acknowledges that he/she is deemed to beneficially own Company securities for which the undersigned holds voting or dispositive power, and that the undersigned may be deemed to beneficially own Company securities held by the undersigned’s relatives in addition to unrelated members of the undersigned’s household.

Insider Trading Considerations

The undersigned is not in possession of material nonpublic information about the Company or its affiliates, including any of its subsidiaries, and agrees not to enter into the Transaction if the undersigned comes into possession of material nonpublic information about the Company or its affiliates, including any of its subsidiaries, between the date hereof and the time the Transaction is effectuated. The undersigned has read and understands the terms of the Policy and certifies that the proposed Transaction will not violate the Policy.

Duty to Notify

The undersigned agrees to advise the Compliance Officer immediately if, for any reason, any of the foregoing information becomes inaccurate or incomplete in any respect. The undersigned further acknowledges and agrees that if the proposed Transaction is not executed by the date that is three (3) trading days after the Proposed Transaction Date (the “Transaction Deadline”), the undersigned must submit an additional request for pre-clearance to, and receive approval from, the Compliance Officer (and any additional officer of the Company as required under the Policy) in order to execute the proposed Transaction.

Additional Information

The undersigned understands that the Compliance Officer may require additional information about the Transaction and agrees to provide such information immediately upon request.

Approval May be Rescinded

The undersigned understands that any approval granted hereby on behalf of the Company may be rescinded prior to the time that any portion of the Transaction is effectuated if, in the sole reasonable judgment of the Compliance Officer, the execution of such Transaction would violate the Policy or otherwise be inadvisable.

Acknowledgment

The undersigned acknowledges and agrees that in the event the undersigned’s request to trade is approved by the Compliance Officer, such approval (i) does not in any way relieve the undersigned of the undersigned’s legal obligations, (ii) does not constitute legal advice to the undersigned, and (iii) does not and will not serve as a defense to any claim that the undersigned’s trade fails to comply with the Policy or applicable law.

Dated: _______________, 20___

Sincerely,

_________________________________

Signature

_________________________________

Printed Name

Approved:

Insider Trading Compliance Officer

By:___________________________________

Name:_________________________________